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                                                                    EXHIBIT 99.8


                           DATRON SYSTEMS INCORPORATED
                             1995 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


         (A) Name of Optionee:
         (B) Grant Approval Date:
         (C) Number of Shares:
         (D) Exercise Price:
         (E) Effective Date:


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of the date set forth in Item E above (the "Effective Date") between Datron Systems Incorporated, a Delaware corporation (the "Company") and the person named in Item A above ("Optionee").


         THE PARTIES AGREE AS FOLLOWS:

         1.       GRANT OF OPTION; EFFECTIVE DATE.

                  1.1 GRANT. The Company hereby grants to Optionee pursuant to the Company's 1995 Stock Option Plan (the "Plan"), a copy of which is attached to this Agreement as Exhibit 1, an incentive stock option (the "ISO") to purchase all or any part of an aggregate of the number of shares (the "ISO Shares") of the Company's Common Stock (as defined in the Plan) listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

                  1.2 EFFECTIVE DATE. The parties hereby establish the date set forth in Item E above as the Effective Date.

         2. EXERCISE PRICE. The exercise price for purchase of each share of Common Stock covered by this ISO shall be the price set forth in Item D above.

         3. TERM. Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no such exhibit was intended), this ISO shall expire as provided in Section 6.3.2 of the Plan.

         4. ADJUSTMENT OF ISOS. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.

         5.       EXERCISE OF OPTIONS.

                  5.1 TIME OF EXERCISE. This ISO shall be exercisable in accordance with Section 6.1.5 of the Plan and the provisions of EXHIBIT 3 hereto, the absence of such exhibit indicating that no such exhibit was intended.


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                  5.2      EXERCISE AFTER TERMINATION OF STATUS AS AN EMPLOYEE
OR DIRECTOR. In the event of termination of Optionee's continuous status as an employee or director, this ISO may be exercised only in accordance with the provisions of Section 6.1.8 of the Plan.

                  5.3 MANNER OF EXERCISE. Optionee may exercise this ISO, or any portion of this ISO, as provided in Section 7 of the Plan.

                  5.4 PAYMENT. Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), or in the stock purchase agreement executed upon exercise of this ISO, payment for ISO Shares shall be made in cash or by delivery by the optionee of Common Stock already owned by the optionee in accordance with (and subject to the restrictions contained in) Section 6.1.7 of the Plan.

                  5.5 DELIVERY OF CERTIFICATE. Promptly after receipt of written notice of exercise of the ISO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any ISO Shares covered by the option until the date of issuance of a stock certificate.

         6. NONASSIGNABILITY OF ISO. This ISO is not assignable or transferable by Optionee except as provided in Section 6.1.6 of the Plan.

         7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

         8. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           Datron Systems Incorporated
                           3030 Enterprise Court
                           Vista, California  92083
                           Attention:  Chief Financial Officer

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

         9. TAX CONSEQUENCES. The Optionee understands that the tax consequences associated with this option and with shares purchasable under this option can be complex and can depend, in part, upon the Optionee's particular circumstances. The Optionee understands, for example, that the exercise of this option can result in the imposition of tax even before the


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Optionee resells the option shares. Accordingly, the Optionee should consult a tax adviser. The Optionee also understands that if the Optionee sells or otherwise disposes of any shares purchased under this option within two years after the date this option was granted or within one year after the date the Optionee purchased the shares (a "disqualifying disposition"), the Company may be entitled to a deduction from its income for income tax purposes. The amount of the deduction could depend on the price the Optionee receives for the shares. Accordingly, the Optionee agrees to notify the Company in writing of the date and terms of any disqualifying disposition and to comply with any other requirements now or hereafter specified by the Company which are intended to enable the Company to secure such a deduction.


         IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the Effective Date.

                                  DATRON SYSTEMS INCORPORATED



                                  By________________________________
                                  Title:   Chairman, President
                                           Chief Executive Officer

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                   _________________________________
                                   Optionee

                                   Dated: __________________________


Optionee's spouse indicates by the execution of this Incentive Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any ISO Shares purchased pursuant to this Agreement.


                                   _________________________________
                                   Optionee's Spouse



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EXHIBITS

Exhibit 1                  1995 Stock Option Plan

Exhibit 3
  (if applicable)          Exercise Schedule and Expiration Date

Exhibit 5.4
  (if applicable)          Payment



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                                                                      EXHIBIT 3

                           DATRON SYSTEMS INCORPORATED

                                                        Option of:_____________

                                            Grant Effective Date:  ____________

                                EXERCISE SCHEDULE

         Subject to the terms and conditions set forth in the Agreement of which this schedule is a part, the Option is exercisable in accordance with the following schedule:


ON AND AFTER                                EXERCISABLE PORTION OF OPTION
------------                                -----------------------------
____________                                         33%
____________                                  another33%
____________                                  another34%

                                 EXPIRATION DATE

         This option expires on _______. (Do not enter a date after the maximum term provided in Section 6.3.2 of the Plan; if blank, or if a date after the latest date permitted under Section 6.3.2 is entered, then the option expires as provided in Section 6.3.2 of the Plan.)


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                                                                    EXHIBIT 5.4


                     MANNER OF PAYMENT IF OTHER THAN BY CASH


         By the attachment of this Exhibit 5.4 the Administrator hereby authorizes Optionee to pay for any shares of the Company's Common Stock purchased upon exercise of this Option by [check as applicable]:


         ____     1.       Giving to the Company Optionee's full recourse
                           promissory note for the exercise price (other than the par value of the shares acquired, which is payable in cash or other lawful consideration), as provided in Section 6.1.7(A) of the Plan; and/or

         ____     2.       Delivering to the Company the following property as
                           permitted pursuant to section 6.1.7(B) of the Plan:
                           ___________________________________________________

                           ___________________________________________________


                                            DATRON SYSTEMS INCORPORATED


                                            By: _________________________


                                            OPTIONEE


                                            _____________________________